UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 07, 2022

KOPPERS HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	1-32737	20-1878963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue
Pittsburgh, Pennsylvania		15219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (412) 227-2001

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KOP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2022, the Management Development and Compensation Committee (the “Committee”) approved and the Board of Directors (the “Board”) of Koppers Holdings Inc. (the “Company”) ratified certain changes to the Company’s compensation program relating to future grants of equity compensation to eligible employees under the Koppers Holdings Inc. 2020 Long-Term Incentive Plan, as amended (the “Plan”), including (a) reducing the vesting period for time-based restricted stock unit (“RSU”) awards from four equal annual installments to three equal annual installments; and (b) establishing an additional performance measure that will apply to performance-based restricted stock unit (“PSU”) awards, such that PSU awards to eligible employees under the Plan will be eligible to be earned if the Company’s three-year cumulative earnings before interest, taxes, depreciation and amortization, as adjusted by the Plan administrator in its discretion to account for certain items (“Adjusted EBITDA”), meets certain performance thresholds based on a range of Adjusted EBITDA achieved over the relevant three-year measurement period. In addition to these changes, the Company will no longer grant stock option awards to eligible employees under the Plan beginning in 2023. Previously granted awards of equity compensation will continue on the same terms and will not be impacted by these changes to the Company’s compensation program relating to future grants of equity compensation under the Plan.

Consistent with the Company’s 2022 PSU awards, the Company will continue to grant PSU awards to eligible employees under the Plan using the Company’s total shareholder return (“TSR”) as the applicable performance measure. PSU awards granted using the Company’s TSR as the applicable performance measure will continue to be eligible to be earned in three separate tranches each representing one-third of the total award if the Company’s TSR relative to the S&P Small Cap 600 Materials Index meets certain performance thresholds based on a range of relative TSR achieved over the relevant performance period.

In order to implement the compensation program changes described above, the Committee and the Board also approved and ratified on December 7, 2022 a form of Restricted Stock Unit Issuance Agreement – Time Vesting (the “RSU Agreement”), a form of Restricted Stock Unit Issuance Agreement – EBITDA Performance Vesting (the “EBITDA PSU Agreement”) and a form of Restricted Stock Unit Issuance Agreement – TSR Performance Vesting (the “TSR PSU Agreement”) for future grants of RSUs and PSUs, respectively, under the Plan. Other than the changes described above, the terms of the RSU Agreement, the EBITDA PSU Agreement and the TSR PSU Agreement are substantially similar to those in the forms of restricted stock unit issuance agreements for RSUs and PSUs last approved by the Committee and ratified by the Board in December 2021 and disclosed by the Company in its Annual Report on Form 10-K for the year ended December 31, 2021 filed on February 23, 2022 as Exhibits 10.49 and 10.50, respectively.

The foregoing description of the RSU Agreement, the EBITDA PSU Agreement and the TSR PSU Agreement does not purport to be complete and is qualified in its entirety by reference to the copies of such agreements filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this report.

On December 7, 2022, the Committee approved and the Board ratified the following award values for executives who are expected to be identified as the Company’s named executive officers in the Company’s proxy statement for its 2023 annual meeting of shareholders.(1)

Named Executive Officer	RSUs	PSUs (EBITDA)	PSUs (TSR)
Leroy M. Ball President and Chief Executive Officer	$623,269	$1,246,538	$1,246,538
Jimmi Sue Smith Chief Financial Officer	$187,500	$187,500	$93,750
James A. Sullivan Executive Vice President and Chief Operating Officer	$480,000	$480,000	$240,000
Leslie S. Hyde Senior Vice President and Chief Sustainability Officer	$172,498	$172,498	$86,249
Stephanie L. Apostolou General Counsel and Secretary	$180,000	$180,000	$90,000

(1)
The number of units issued to the Company’s named executive officers will be equivalent to the award value divided by the Company’s closing stock price on the grant date for the awards, which is January 4, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Restricted Stock Unit Issuance Agreement – Time Vesting
10.2	Form of Restricted Stock Unit Issuance Agreement – EBITDA Performance Vesting
10.3	Form of Restricted Stock Unit Issuance Agreement – TSR Performance Vesting
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2022

KOPPERS HOLDINGS INC.

By:	/s/ Jimmi Sue Smith
Jimmi Sue Smith
Chief Financial Officer